Exhibit 32

Certification of the Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. Section 1350, as adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report on Form 10-Q of NYMEX Holdings, Inc. (the “Company”) for the period ending September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Mitchell Steinhause as Principal Executive Officer of the Company, and Lewis A. Raibley, III, as Principal Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: December 28, 2004	By:	/s/ Mitchell Steinhause
	Name:	Mitchell Steinhause
	Title:	Chairman
(Principal Executive Officer)

Dated: December 28, 2004	By:	/s/ Lewis A. Raibley, III
	Name:	Lewis A. Raibley, III
	Title:	Chief Financial Officer
(Principal Financial Officer)